UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2007 (October 9, 2007)

Network Engines, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30863	04-3064173
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

25 Dan Road, Canton, MA		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Merger Agreement

On October 9, 2007, Network Engines, Inc., a Delaware corporation (“Network Engines”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Nautilus Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Network Engines (the “Merger Sub”), Alliance Systems, Inc., a Texas corporation (“Alliance”), and Jonathan Shapiro, as Shareholder Representative. Pursuant to the Merger Agreement, the Merger Sub was merged with and into Alliance (the “Merger”) on October 11, 2007 (the “Effective Date”), with Alliance continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Network Engines. The transaction was valued at approximately $40 million. Based on the value of Alliance’s debt obligation at the time of the closing, the transaction was funded through a combination of approximately $34 million in cash, which includes the payment of these debt obligations, and approximately 2.9 million shares of Network Engine’s common stock (the “Merger Shares”).

On the Effective Date, each outstanding share of Alliance common stock was converted into the right to receive a combination of cash and Merger Shares. In addition, all outstanding options to purchase Alliance common stock, including phantom stock awards, became vested in full and were converted into the right to receive an amount in cash equal to the excess, if any, of (a) the value of the per share consideration in the Merger over (b) the exercise price times the number of shares subject to each option or phantom stock award.

Pursuant to the Merger Agreement, $4.775 million of the cash consideration was placed in an escrow fund to secure certain post-closing adjustments with respect to the closing balance sheet of Alliance and the indemnification obligations of Alliance shareholders. The escrow fund is subject to an escrow agreement by and among Network Engines, Jonathan Shapiro, as Shareholder Representative, and JPMorgan Chase Bank, N.A., as Escrow Agent (the “Escrow Agreement”). After taking into account all claims against the escrow fund, 40% of the remaining escrow balance is scheduled to be released on March 31, 2008, with a final distribution of the remaining escrow funds to be made in December 2008, subject to any outstanding claims at that time.

All of the Merger Shares have been granted incidental registration rights, which, subject to certain conditions and limitations specified in the Merger Agreement, allow the holders of the Merger Shares to include such Merger Shares in a registration statement filed by Network Engines to sell its common stock for cash, subject to customary limitations.

Each of Network Engines and Alliance made representations and warranties as to matters that are customarily included in a Merger of this nature.  Alliance shareholders have agreed to indemnify Network Engines against damages with respect to breaches of the representations, warranties and covenants of Alliance in the Merger Agreement.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The Escrow Agreement is attached as Exhibit A to the Merger Agreement and is also incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth above under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Other than the Merger Agreement, there is no material relationship between Alliance and Network Engines or any of its affiliates, or any director or officer of Network Engines, or any associate of such director or officer.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 11, 2007, Network Engines and Alliance (collectively, “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank (“SVB”). The Loan Agreement provides Borrower with a revolving line of credit in an amount not to exceed $15,000,000 (the “Line of Credit”). The Line of Credit matures and the principal balance is payable in full on October 9, 2008, which is 364 days from the Effective Date.

Under the Loan Agreement, Borrower may borrow up to (a) the lesser of (i) $15,000,000 or (ii) $5,000,000 plus 80% of Borrower’s eligible accounts receivable minus (b) the amount of any outstanding letters of credit, the amount of a certain reserve that may be established by SVB and the outstanding principal balance of any advances made by SVB under the Line of Credit.

Amounts borrowed under the Line of Credit bear interest at a floating per annum rate equal to 0.25% below the Prime Rate. The “Prime Rate” is the rate announced from time to time by SVB as its “prime rate.”  Borrower is also subject to an unused line of credit fee of 0.25% per annum, payable quarterly, and to financial covenants which require it to maintain certain liquidity and minimum operating cash flows per quarter.

The Loan Agreement contains customary events of default, including Borrower’s failure to pay any principal, interest or other amount when due, Borrower’s violation of certain covenants, or a change in control of Borrower. Upon the occurrence of an event of default, the payment of all obligations under the Loan Agreement may be accelerated and the lending commitments under the Loan Agreement may be terminated.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

As more fully described above under Item 1.01, on the Effective Date of the Merger, Network Engines issued an aggregate of 2.9 million shares of its common stock pursuant to the terms of the Merger Agreement, as partial consideration for all of the capital stock of Alliance. The issuance of the Merger Shares to Alliance shareholders was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, relative to sales by an issuer not involving a public offering.

The information contained above under Items 1.01 and 2.01 with respect to the Merger Shares issued pursuant to the Merger Agreement is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)          Pro Forma Financial Information

The financial statements required by Item 9.01(b) will be filed by amendment within 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)          Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: October 15, 2007	By:	/s/ Douglas G. Bryant

Douglas G. Bryant, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated October 9, 2007, by and among Network Engines, Inc., Nautilus Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Network Engines, Alliance Systems, Inc., a Texas corporation, and Jonathan Shapiro, as Shareholder Representative

10.1	Loan and Security Agreement, dated as of October 11, 2007, by and among Network Engines, Inc., Alliance Systems, Inc. and Silicon Valley Bank